United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 17, 2015

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2015, the Board of Directors of Franklin Financial Services Corporation (the “Corporation”) announced that Timothy G. Henry will become President of the Corporation and its wholly-owned banking subsidiary, Farmers and Merchants Trust Company of Chambersburg (the“Bank”), effective February 1, 2016.

Mr. Henry, 57, has more than 33 years of banking experience that includes: commercial lending, loan workout, retail management, private banking, investment and trust services, operations, risk management and compliance. He earned a Bachelor of Science degree in Dairy Science from Pennsylvania State University and an MBA from St. Joseph’s University.  Mr. Henry’s background and experience are more thoroughly described in the attached news release announcing his appointment.

Mr. Henry has not entered into any employment agreement with the Corporation or the Bank in connection with his appointment. He will be able to participate in all eligible Executive Compensation plans as described in the Corporation’s Proxy Statement incorporated by reference into its annual report on Form 10-K for the fiscal year ended December 31, 2014.

The news release announcing the appointment of Mr. Henry is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

NumberDescription

99.1News Release dated December  17, 2015

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ William E. Snell, Jr.

William E. Snell, Jr., President

                                                                        and Chief Executive Officer

Dated: December 17, 2015

EXHIBIT INDEX

Exhibit No.

99.1	News Release, dated December 17, 2015 of Franklin Financial Services Corporation